EXHIBIT 23
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                  [LETTERHEAD OF COBITZ, VANDENBERG & FENNESSY]



                          INDEPENDENT AUDITOR'S CONSENT


     We hereby consent to the incorporation by reference and use of our report, dated January 21, 2003 on the consolidated financial statements of AMB Financial Corp. which appears in AMB Financial Corp.'s Annual Report of Shareholders and Form 10-KSB for the year ended December 31, 2002.





/s/ Cobitz, VandenBerg & Fennessy
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Cobitz, VandenBerg & Fennessy





March 31, 2003
Palos Hills, Illinois